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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Young Innovations, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUNG INNOVATIONS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 14, 2002

TO THE SHAREHOLDERS:

        The Annual Meeting of Shareholders of Young Innovations, Inc. (the "Company") will be held at the Renaissance St. Louis Airport Hotel, 9801 Natural Bridge Road, St. Louis, Missouri, 63134, on May 14, 2002, at 10:00 A.M., St. Louis time, for the following purposes:

  1.
  To elect nine Directors to serve until the Annual Meeting of Shareholders in 2003 or until their successors are duly elected and qualified; and

  2.
  To consider and transact such other business as may properly come before the meeting.

        Only shareholders whose names appear of record at the Company's close of business on March 15, 2002 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,
Alfred E. Brennan Chief Executive Officer
April 9, 2002 Earth City, Missouri

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

YOUNG INNOVATIONS, INC.
13705 Shoreline Court East
Earth City, Missouri 63045
PROXY STATEMENT
Annual Meeting of Shareholders
to be held May 14, 2002

        This Proxy Statement is being furnished to the common shareholders of Young Innovations, Inc. (the "Company") on or about April 9, 2002 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") to be held on May 14, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

        Holders of shares of common stock, par value $0.01 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 15, 2002 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 5,870,543 shares of Common Stock were outstanding. This Proxy Statement does not reflect the 3-for-2 stock split, payable on March 28, 2002, to shareholders of record of the Common Stock on March 22, 2002. Holders of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

        Election of each director requires the affirmative vote of holders of a majority of the Shares represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors.

        Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

        All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045 (telephone number (314) 344-0010).

        The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

        The Annual Report to Shareholders for fiscal year 2001 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

The date of this Proxy Statement is April 9, 2002.

Proposal 1: Election of Directors

        Pursuant to the By-laws of the Company, the Company's Directors are elected annually and hold office until their successors are duly elected and qualified.

        It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve; but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The following table sets forth the names, ages, principal occupations and other information respecting the director nominees:

Director	Age	Principal Occupation During Past 5 Years
George E. Richmond	68
		Chairman of the Board since 1997, Chief Executive Officer from 1995 to 2002, Director of the Company since its organization in 1995, President of Young Dental Manufacturing Company ("Young Dental") (predecessor to the Company) from 1961 until 1997.
Alfred E. Brennan	49
		Chief Executive Officer since January 2002, President since July 1998, Chief Operating Officer of the Company since October 1997, and Director of the Company since August 1997. Senior Associate of Dewar Sloan, a dental consulting company, from 1995 until October 1997. President of the Dental Instrument Division of DENTSPLY International, Inc., a manufacturer of dental supplies and equipment, from 1991 to 1994.
Arthur L. Herbst, Jr.	38
		Chief Financial Officer since February 1999, Secretary since April 2000, Executive Vice President since October 1998 and a Director of the Company since November 1997. Vice President and Portfolio Manager with Roberts, Glore & Co, a registered investment advisor, from September 1995 to November 1998. Director of Corporate Finance of DENTSPLY International, Inc. from May 1993 through August 1995, a manufacturer of dental supplies and equipment. Treasurer of GENDEX Corp., a manufacturer of dental and medical equipment, from November 1990 to June 1993.
Richard G. Richmond	47
		A Director of the Company since 1995, Vice President of the Company from February 1999 to April 2000 and Secretary of the Company from August 1995 to April 2000. President of Young Dental from July 1997 to April 2000 and a Director of Young Dental since June 1989. Mr. Richmond is George Richmond's son.
Richard P. Conerly(1)	77
		Director of the Company since August 1997. Retired since 1994. Chairman and Chief Executive Officer of Orion Capital Inc., a private investment company, from 1987 to 1994. Director of LaBarge, Inc., a manufacturer of electronic systems, cable assemblies and interconnect assemblies, ("LaBarge").

Craig E. LaBarge(1)	51
		Director of the Company since August 1997. Chief Executive Officer of LaBarge since 1991 and President of LaBarge since 1986. Director of LaBarge, and TALX Corporation, a provider of software and services for human resource assistance.
Connie H. Drisko, DDS(2)	61
		Director of the Company since January 1998. Professor and Chairperson of the Department of Periodontics, Endodontics and Dental Hygiene at the University of Louisville School of Dentistry since September 1993; prior to 1993 held various teaching positions in Periodontic Department, University of Missouri Kansas City for ten years.
James R. O'Brien(2)	57
		Director of the Company since October 1998. Managing Director of The Wellston Group, a consulting group, since 1995. Chief Operating Officer of Swingster Company, a manufacturer and distributor of corporate logoed merchandise, from 1994 through 1995.
Brian F. Bremer(1)(2)	65	Director of the Company since May 1999. Partner in CroBern Management Partnership, a venture capital investment group, since 1995.

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        The Board of Directors does not have a nominating committee. However, the Board of Directors will consider nomination recommendations from shareholders, which should be addressed to the Company's corporate secretary at the Company's principal executive offices.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO APPROVE THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

Information Concerning the Board of Directors and its Committees

        The Board of Directors met seven times during 2001. All directors attended at least 75% of the meetings of the Board except for Dr. Drisko who attended four of the seven meetings and George and Rick Richmond who attended five of the seven meetings. The two board meetings that George and Rick Richmond missed were meetings called to exclusively discuss matters for which Messrs. Richmond were interested parties. Accordingly, Messrs. Richmond recused themselves from attendance at such board meetings. All committee members attended all of the committee meetings upon which they served in 2001.

Compensation of Directors

        Non-Employee directors of the Company receive $1,000 for each board meeting attended and $500 per telephonic meeting and committee meeting as well as reimbursement for all expenses incurred in attending the meetings. Full-time employees of the Company who serve as directors receive only reimbursement of expenses incurred in attending meetings. Pursuant to the Company's Amended and Restated 1997 Stock Option Plan each non-employee director of the Company received a grant of an option to purchase up to 5,000 shares of the Company's Common Stock.

Committees

        The Board of Directors has standing Audit and Compensation Committees.

        The Audit Committee met twice during 2001. The Committee is composed of Richard P. Conerly, Craig E. LaBarge, and Brian F. Bremer. The Committee's responsibilities include evaluation of significant matters relating to the audit and internal controls of the Company and review of the scope and results of audits by the independent auditors. All of the members of the audit committee are independent as defined in the Nasdaq listing standards.

        The Compensation Committee met one time during 2001. The Committee is composed of Brian F. Bremer, Connie H. Drisko, and James R. O'Brien. The Committee reviews the Company's remuneration policies and practices, including executive salaries, compensation and other employee benefits, and administers and determines awards under the Company's Amended and Restated 1997 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        During 2001, no executive officer of the Company served on the Board of Directors or compensation committee of any other company with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2001, and no member of the Compensation Committee was formerly an officer of the Company.

EXECUTIVE COMPENSATION

        The following table summarizes the annual and long-term compensation earned or awarded to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers at December 31, 2001, during the last three fiscal years for services rendered to the Company and its subsidiaries.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonuses ($)(1)		Restricted Stock Awards ($)(2)	Securities Underlying Options #(3)	All Other Compensation ($)(4)
George E Richmond(5) Chief Executive Officer	2001 2000 1999	$303,000 252,000 250,021	$	— 75,000 298,900	— — —	— — —	— — —
Alfred E. Brennan(5) President and Chief Operating Officer	2001 2000 1999	$302,000 243,800 241,676		$170,000 100,000 341,600	$841,200 — —	100,000 — 120,000	$2,250 5,151 7,401
Arthur L. Herbst Jr. Executive Vice President Chief Financial Officer and Secretary	2001 2000 1999	$254,000 200,341 179,442		$140,000 100,000 213,500	$841,200 — —	100,000 — 25,000	$4,397 1,471 4,405
Eric J. Stetzel Vice President	2001 2000 1999	$159,000 159,000 159,000		$75,000 75,000 75,000	— — —	25,000 — 25,000	$4,111 4,111 4,111
Daniel E. Garrick(6) Vice President and Assistant Secretary	2001 2000 1999	$101,000 70,000 24,000		$37,500 25,000 30,000	— — —	15,000 — 10,000	— — —

(1)
Annual bonus amounts were earned and accrued during the fiscal years indicated and paid either in the fiscal year indicated or in the following year.

(2)
This column shows the market value of restricted stock awards on October 11, 2001 the date on which the shares of restricted stock were granted, to Mr. Brennan and Mr. Herbst. 40,000 shares were granted to Mr. Brennan and 40,000 shares were granted to Mr. Herbst. The restrictions on these shares lapse 20% each year starting 1 year from the date of grant. The value of restricted shares as of December 31, 2001 for each of Mr. Brennan and Mr. Herbst was $1,038,000. The shares of restricted stock have the same right as shares of Common Stock as to dividends.

(3)
Represents stock options awarded under the Company's Amended and Restated 1997 Stock Option Plan.

(4)
Represents life and disability insurance premiums paid by the Company.

(5)
In January 2002, Mr. Richmond resigned as Chief Executive Officer and Mr. Brennan was elected Chief Executive Officer.

(6)
Mr. Garrick joined the Company in August 1999 and became Vice President and Assistant Secretary in 2001.

Option Grants

        The following table sets forth certain information with respect to options to purchase Common Stock granted during the fiscal year ended December 31, 2001 to each of the named executive officers who received option grants and the value of options held by such officers at fiscal year-end.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year
			Exercise Price Per Share ($/sh)(2)
				Expiration Date
Name					5%($)	10%($)
Alfred E. Brennan	100,000	30.8%	$21.03	10/11/11	$1,322,565	$3,351,640
Arthur L. Herbst Jr	100,000	30.8	21.03	10/11/11	1,322,565	3,351,640
Eric J. Stetzel	25,000	7.7	21.03	10/11/11	330,641	837,910
Daniel E. Garrick	15,000	4.6	21.03	10/11/11	198,385	502,746

(1)
Options were granted on October 11, 2001. For Mr. Brennan and Mr. Herbst, 50% of the options are exercisable January 1, 2002, 25% become exercisable January 1, 2003, 15% January 1, 2004 and 10% January 1, 2005. For Mr. Stetzel and Mr. Garrick, 20% of the options become exercisable each year beginning January 1, 2002.

(2)
The exercise price for all options granted is equal to the average of the high and low market price of the Company's stock as quoted on the Nasdaq National Market on the date the options were granted.

(3)
The amounts shown under these columns are the result of calculations at 5 percent and 10 percent annual rates over the ten-year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Company's Common Stock. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Fiscal Year-End Option Values

        The following table sets forth certain information with respect to the named executive officers concerning the unexercised options held and the value thereof at fiscal year-end.

FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Alfred E. Brennan	130,000	130,000	$1,639,125	$852,375
Arthur L. Herbst Jr	95,750	109,250	1,177,884	605,928
Eric J. Stetzel	30,750	35,250	332,634	233,878
Daniel E. Garrick	6,000	19,000	72,075	121,850

(1)
Based on the closing price of the Company's stock as quoted on the Nasdaq National Market on December 31, 2001, of $25.95.

Employment Agreements

        In April 2002, the Company entered into an employment agreement with George E. Richmond pursuant to which Mr. Richmond agreed to perform such duties as may be assigned to him by the Company's Board or Chief Executive Officer. The employment agreement expires on December 31, 2002. Mr. Richmond's annual base salary under the agreement is $50,000. In exchange for Mr. Richmond agreeing to lifetime restrictions regarding non-disclosure of Confidential Information (as defined in the agreement), non-competition, and non-inducement, the Company shall pay to Mr. Richmond $50,000 per year for the remainder of Mr. Richmond's life following the termination of Mr. Richmond's employment with the Company, for any reason other than termination by the Company with Cause (as defined in the agreement). In addition, Mr. Richmond and the Company terminated Mr. Richmond's employment agreement that was entered into in July 2000.

        In October 1999, the Company entered into an employment agreement with Alfred E. Brennan pursuant to which Mr. Brennan agreed to serve as the Company's Chief Executive Officer or Chief Operating Officer. The employment agreement expires on October 1, 2002. Mr. Brennan's current minimum annual base salary is $350,000. If a Change of Control (as defined in the agreement) occurs prior to October 1, 2003, the Company shall pay to Mr. Brennan, within thirty (30) days following the date of the Change of Control, a cash payment amount equal to 2.999 times Mr. Brennan's base amount (as such term is used in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code")).

        In July 1999, the Company entered into an employment agreement with Arthur L. Herbst, Jr. pursuant to which Mr. Herbst agreed to serve as the Company's Chief Financial Officer and Executive Vice President of Strategic Planning. The employment agreement expires on July 6, 2002. Mr. Herbst's current minimum annual base salary is $275,000. If a Change of Control (as defined in the agreement) occurs prior to July 6, 2003, the Company shall pay to Mr. Herbst, within thirty (30) days following the date of the Change of Control, a cash payment amount equal to 2.999 times Mr. Herbst's base amount (as such term is used in Section 280G(b)(3) of the Code).

        In October 1999, the Company entered into an employment agreement with Eric Stetzel pursuant to which Mr. Stetzel agreed to serve as a Vice President of the Company. The employment agreement expires on October 25, 2002. Mr. Stetzel's current minimum annual base salary is $170,000. If a Change of Control (as defined in the agreement) occurs prior to September 27, 2003, the Company shall pay to Mr. Stetzel, within thirty (30) days following the date of the Change of Control, a cash payment amount equal to 2.999 times Mr. Stetzel's base amount (as such term is used in Section 280G(b)(3) of the Code).

        In January 2001, the Company entered into a consulting agreement with Richard Richmond pursuant to which Mr. Richmond agreed to provide Services (as defined in the agreement) to the Company. The consulting agreement was amended in November 2001, to extend the expiration date to June 30, 2002. Mr. Richmond's annual consulting fee is $86,502. Pursuant to Mr. Richmond's employment agreement that was entered into in September 1999, in exchange for Mr. Richmond's agreeing to restrictions regarding nondisclosure and noncompetition the Company agreed to pay Mr. Richmond an aggregate of $168,174, which will be paid in 2002. In addition, Mr. Richmond and the Company terminated Mr. Richmond's employment agreement that was entered into in September 1999 and released each other from any further liability or obligations under the employment agreement.

REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for the Company's remuneration policies and practices, including salaries, compensation and other employee benefits, and administers and determines awards under the Company's Amended and Restated 1997 Stock Option Plan. It annually determines the compensation to be paid to the executive officers of the Company. The Committee is composed of outside directors.

Overview and Philosophy

        Executive compensation for 2001 was fixed by the Compensation Committee of the Company's Board of Directors. In developing the Company's executive compensation policies, the Committee has two principal objectives: 1) attracting, rewarding and retaining officers who possess outstanding talent, and 2) motivating the officers to achieve short-term and long-term corporate objectives that enhance shareholder value. Following annual reviews, the Committee authorizes appropriate changes as determined by the three primary components of executive compensation, which are: a) base salary, b) performance-based annual incentive bonus and c) long-term stock-based awards.

        In evaluating and setting the three components of compensation for executive officers, including the Chief Executive Officer of the Company, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities and achieving the Company's financial goals for the year; relative contributions of the individual to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; comparisons with compensation paid to individuals with similar skills and experience; and, comparisons with compensation paid by similarly situated companies. Such considerations are subjective, and except as described below specific measures are not used in the review process. The program is composed of base salary, performance-based annual incentive bonus and long-term stock-based awards. As of December 31, 2001, stock options to purchase 726,350 shares of the Company's Common Stock were outstanding and stock options to purchase 325,000 shares of Common Stock and 80,000 shares of restricted stock were granted during the fiscal year then ended.

Base Salary

        The Compensation Committee sets the minimum base salary and approves employment agreements for officers. See description of Employment Agreements. Adjustments to minimum base salary may be made by the Compensation Committee. Factors that the Compensation Committee may rely on in adjusting the minimum base salary of an executive include: whether the base salary is competitive with companies in the industries and geographic areas in which the Company competes; and the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's performance and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; however, it does not prescribe the relative weight to be given to any particular component.

Performance-Based Annual Incentive Bonus

        Performance-based annual incentive bonus is paid based on the individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities and achieving the Company's financial goals for the year; relative contributions of the individual to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid to individuals with similar skills and experience. In 2002, the Company adopted a standard of performance philosophy whereby it will not pay any performance bonus compensation to executive officers unless the Company's operating income increases at double the rate of growth of the markets in which the Company participates.

Long-Term Stock-Based Awards

        In general, the Committee believes that equity based compensation should form a significant part of an executive's total compensation package. Stock options and restricted stock awards are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's shareholders over the option or vesting period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option or restricted stock award was determined by factors similar to those considered in establishing base salary and bonus and as outlined under the Company's Amended and Restated 1997 Stock Option Plan.

Restricted Stock Awards

        In 2002, the Company granted 40,000 shares of restricted stock to each of Mr. Brennan and Mr. Herbst. The shares of restricted stock were granted to these executives in recognition of their successful efforts to significantly improve the Company's performance during their tenure with the Company and to provide them with strong incentive to continue to increase the value of the Company during their employment.

Compensation for the Chief Executive Officer

        The Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. The Chief Executive Officer does not participate in setting the amount and nature of his compensation.

        The Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

Brian F. Bremer, Chairman
Connie H. Drisko
James R. O'Brien

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to last year's Proxy Statement for last year's annual meeting of shareholders), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, corporate accountants and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management the Company's audited financial statements included in the 2001 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

        We have discussed with Arthur Andersen LLP our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from Arthur Andersen LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Arthur Andersen LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Arthur Andersen LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2001 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

Richard P. Conerly
Craig E. LaBarge
Brian F. Bremer

Performance Graph

        The following graph and table compare the cumulative total shareholder return on the Company's Common Stock from November 4, 1997, the date of the initial public offering of the Common Stock, through December 31, 2001, with the Russell 2000 Index, the S&P Health Index and an industry peer group (the "Peer Group"). The comparisons reflected in the table and graph are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance. The table and graph assume an investment of $100 in the Common Stock, the indexes and the industry peer group on November 4, 1997 and the reinvestment of all dividends; the beginning price for the Company's Common Stock is $12, the price at which shares of its Common Stock were sold in its initial public offering.

COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
AMONG YOUNG INNOVATIONS, INC., THE RUSSELL 2000 INDEX,
THE S&P HEALTH CARE INDEX AND A PEER GROUP

DOLLARS
250
200
150
100
50
0
11/4/97
12/97
12/98
12/99
12/00
12/01

*$100 invested on 11/4/97 in stock or on 10/31/97 in index-including reinvestment of dividends. Fiscal Year ending December 31.

YOUNG INNOVATIONS, INC. — RUSSELL 2000 — S&P HEALTH INDEX — PEER GROUP

	Cumulative Total Return
	11/4/97	12/97	12/98	12/99	12/00	12/01
YOUNG INNOVATIONS, INC.	$100	$150	$109	$122	$160	$216
PEER GROUP(1)	100	109	115	99	109	138
RUSSELL 2000	100	101	99	119	116	119
S&P HEALTH INDEX	100	109	157	140	192	169

(1)
Peer Group Composite is a weighted average index based on market capitalization. The Composite includes Dentsply International, Inc., Sybron International Corporation, American Dental Technologies, Inc. and Zila, Inc., all of whom are in the same industry as the Company. The Company has decided to use the S&P Health Index instead of the Peer Group as an index because the Peer Group is no longer useful as a comparable index because of declining performance of some of the Peer Group members. In accordance with the proxy rules, the Peer Group has been included for this year.

Certain Relationships and Related Party Transactions

        George Richmond is a 40% minority shareholder and former officer and director of Earth City Technologies ("Technologies"), a company located in Fenton, Missouri. Technologies repairs damaged scalers for the Company returned by its customers and sells scaler parts. Total amounts paid to Technologies for repairs/parts in 2001 were $2,000. Technologies purchases certain products and components from the Company from time to time. Total amounts billed to Technologies in 2001 were $70,000. Mr. Richmond is currently not an officer, director or employee of Technologies and plays no role in its management. The Company believes that arrangements with Technologies are on terms to the Company as favorable as could be obtained from unaffiliated third parties.

        On April 1, 2002, the Company entered into a consulting agreement with GER Consulting, Inc. ("GER") pursuant to which GER shall provide consulting services to the Company. George Richmond is the sole shareholder of GER. Under the terms of the consulting agreement, the Company shall pay GER $8,333.00 monthly. The consulting agreement terminates on December 31, 2002 unless extended by the parties.

        In November 2001, George Richmond sold to the Company 700,000 shares of Common Stock in a privately negotiated transaction at $21.00 per share, which was approximately a 16% discount to the closing price of the Common Stock on the two trading days before the announcement of the transaction. Independent members of the Board of Directors negotiated the purchase price for Mr. Richmond's shares.

        In August 2000, Alfred Brennan borrowed $500,000 from the Company pursuant to a Promissory Note. Interest on the note accrues annually at a rate of 6.27% per annum on the amount of the principal outstanding. The note shall be paid off by Mr. Brennan upon the earlier to occur of the following: the termination of Mr. Brennan's employment with the Company or on August 7, 2003. As of December 31, 2001, $500,000 plus accrued interest was outstanding under the note.

        The Company has adopted a policy that all transactions between the Company and any affiliated party will be approved by a majority of all members of the Company's Board of Directors and by a majority of the independent and disinterested Directors and will continue to be on terms no less favorable to the Company than terms the Company believes would be available from unaffiliated third parties.

        The Company believes that the terms of each of the above transactions are at least as favorable as those which could have been obtained from unrelated parties.

Securities Beneficially Owned by Management and Principal Shareholders

        The following table sets forth information as of March 15, 2002, concerning the ownership of Common Stock by (i) each Director, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, all Directors and executive officers as a group, and (ii) all persons known by the Company to be the beneficial owners of five percent or more of the Common Stock. On March 15, 2002, there were 5,870,543 shares of Common Stock issued and outstanding. The address of each Director and executive officer listed below is Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045.

	Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
(i)	George E. Richmond(2)	2,472,465	42.1%
	Richard G. Richmond	209,911	3.6
	Alfred E. Brennan(3)	220,000	3.6
	Arthur L. Herbst, Jr.(4)	190,050	3.2
	Brian F. Bremer(5)	5,000	*
	Richard P. Conerly(6)	10,000	*
	Connie H. Drisko(5)	5,000	*
	Craig E. LaBarge(5)	5,000	*
	James R. O'Brien(7)	10,000	*
	Eric J. Stetzel(8)	50,250	*
	Daniel E. Garrick(9)	9,000	*
	All directors and executive officers as a group (9 persons)	3,186,676	50.8%
(ii)	Charles M. Royce(10) Royce & Associates, Inc. Royce Management Company 1414 Avenue of the Americas New York, NY 10019	431,200	7.3%
	Wasatch Advisors Inc.(11) 150 Social Hall Avenue Salt Lake City, UT 84111	432,000	7.4%

*
Less than 1.0%.

(1)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares sole voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power. Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a person has the right to acquire within sixty days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 399,500 shares of Common Stock.

(2)
Includes 1,570,685 shares held in a revocable trust as to which Mr. Richmond has sole voting and dispositive power and 901,780 shares held in a trust as to which Mr. Richmond is a co-trustee and has sole voting power and shared dispositive power. Excludes 735 shares owned by Mr. Richmond's spouse.

(3)
Includes 180,000 shares of Common Stock issuable to Mr. Brennan that may be acquired pursuant to stock options exercisable within sixty days. Includes 40,000 shares of restricted stock which vest over the next five years to which Mr. Brennan has voting power.

(4)
Includes 3,300 shares owned directly by Mr. Herbst, 145,750 shares of Common Stock issuable to Mr. Herbst that may be acquired pursuant to stock option exercisable within sixty days, 40,000 shares of restricted stock which vest over the next five years to which Mr. Herbst has voting power and 1,000 shares owned by Mr. Herbst's daughters over which Mr. Herbst has voting and dispositive powers. Excludes 1,250 shares owned by Mr. Herbst's spouse.

(5)
Includes 5,000 shares of Common Stock issuable to Messrs. Bremmer and LaBarge and Ms. Drisko that may be acquired pursuant to stock options exercisable within sixty days.

(6)
Includes 5,000 shares owned directly by Mr. Conerly and 5,000 shares of Common Stock issuable to Mr. Conerly that may be acquired pursuant to stock options exercisable within sixty days.

(7)
Includes 5,000 shares owned directly by Mr. O'Brien and 5,000 shares of Common Stock issuable to Mr. O'Brien that may be acquired pursuant to stock options exercisable within sixty days.

(8)
Includes 6,000 shares owned directly by Mr. Stetzel, 4,500 shares owned by Mr. Stetzel's family members over which Mr. Stetzel has voting and dispositive powers and 39,750 shares of Common Stock issuable to Mr. Stetzel that may be acquired pursuant to stock options exercisable within sixty days.

(9)
Includes 9,000 shares of Common Stock issuable to Mr. Garrick that may be acquired pursuant to stock options exercisable within sixty days.

(10)
Based on an Amendment to Schedule 13G filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission dated February 15, 2002.

(11)
Based on an Amendment to Schedule 13G filed by Royce & Associates, Inc. with the Securities and Exchange Commission dated February 12, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 2001.

Independent Auditors

        Arthur Andersen LLP has served as the independent auditors for the Company and its predecessor since 1994 and has been appointed by the Board of Directors to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending December 31, 2002. Given the recent indictment of Arthur Andersen LLP, the Board of Directors will continue to review their engagement.

        The Board of Directors expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to shareholders' questions and to have the opportunity to make any statements they consider appropriate.

Audit Fees

        The aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, were approximately $125,000.

Financial Information Systems Design and Implementation Fees

        There were no financial information systems design and implementation fees billed in 2001.

All Other Fees

        The aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were approximately $256,500. These fees include work performed by the independent auditors with respect to preparation and review of federal, state, and local tax returns, other tax services, due diligence assistance and a benefit plan audit.

        The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

Shareholder Proposals

        Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company at its address stated above by December 10, 2002 to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

        In order for a shareholder to bring other business before a shareholders meeting, notice must be received by the Company at its address stated above by February 25, 2003. Such notice must include various matters regarding the shareholder giving the notice and a description of the proposed business. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

Other Matters

        The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors
Arthur L. Herbst, Jr. Chief Financial Officer, Executive Vice President and Secretary

Date: April 9, 2002

        The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to Young Innovations, Inc., Attention: Mr. Arthur L. Herbst, Jr., Chief Financial Officer, 13705 Shoreline Court East, Earth City, Missouri 63045.

YOUNG INNOVATIONS, INC.
Proxy for the Annual Meeting of Shareholders—May 14, 2002
This Proxy is solicited on behalf of the Board of Directors

        The undersigned shareholder of YOUNG INNOVATIONS, INC., a Missouri corporation (the "Company"), hereby constitutes and appoints George E. Richmond and Arthur L. Herbst, Jr., and each of them, his Attorneys and Proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 14, 2002, at 10:00 A.M. and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposal 1, and in their discretion on all other matters coming before the Meeting.

        This proxy when properly executed will be voted in the manner directed by the shareholder, but if no direction is made, this Proxy will be voted FOR proposal 1

1.	ELECTION OF DIRECTORS:
	/ /	FOR all nominees listed (except as marked below)	/ /	WITHHOLD AUTHORITY to vote for nominees listed below.

George E. Richmond, Alfred E. Brennan, Arthur L. Herbst, Jr., Richard G. Richmond, Richard P. Conerly,
Craig E. LaBarge, Connie H. Drisko, James R. O'Brien and Brian F. Bremer

        (INSTRUCTION: To withhold authority to vote for any individual nominee(s), print such nominee's(s') Name(s) in the space provided below.)

PLEASE MARK (ON REVERSE SIDE), SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Shareholder
Signature of Shareholder
DATED:	, 2002.

QuickLinks

Proposal 1: Election of Directors
Information Concerning the Board of Directors and its Committees
EXECUTIVE COMPENSATION
FISCAL YEAR-END OPTION VALUES
Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Independent Auditors
Shareholder Proposals
Other Matters